EXHIBIT 99.3


                                      PROXY

                         SPECIAL MEETING OF SHAREHOLDERS
                            OF EAGLE HOLDING COMPANY

                                 ________, 1998


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned hereby appoints David T. Manley, Jr. as proxy of the undersigned as a holder of the Common Stock of Eagle Holding Company ("Company Common Stock") to vote as designated below all shares of Company Common Stock that the undersigned held of record on ______, 1998, at the special meeting of shareholders of Eagle Holding Company (the "Company") to be held on _____, 1998, or at any postponement or adjournment thereof. The purpose of the special meeting is to consider and act on the proposal to approve the Agreement and Plan of Reorganization dated June 3, 1998, among the Company, its wholly-owned subsidiary Eagle Bank (the "Bank"), Zions Bancorporation ("Zions"), Val Cor Bancorporation, Inc. ("Val Cor"), a wholly-owned subsidiary of Zions, and Vectra Bank Colorado, National Association ("Vectra Bank"), Val Cor's wholly-owned subsidiary, an Agreement of Merger between the Company and Val Cor and an Agreement of Merger between Vectra Bank and the Bank (collectively, the "Plan of Reorganization"), whereby the Company will merge into Val Cor, with Val Cor being the surviving corporation, and the Bank will merge into Vectra Bank, with Vectra Bank being the surviving national banking association (the aforementioned mergers being referred to collectively as the "Reorganization"). Pursuant to the Plan of Reorganization, Company shareholders will receive, in exchange for each share of Company Common Stock, that number of shares of Zions Common Stock calculated by dividing the Merger Consideration (as defined) of 230,000 shares of Zions Common Stock, no par value ("Zions Common Stock"), subject to downward adjustment if Transaction Expenses exceed $65,000, by the total number of shares of Company Common Stock issued and outstanding as of the Effective Date of the Reorganization. The terms and conditions of the Plan of Reorganization are set forth in the accompanying Proxy Statement/Prospectus.

The Directors recommend a vote FOR Proposal 1.

         1. Approval of the Plan of Reorganization.

            [  ] FOR        [  ] AGAINST      [  ] ABSTAIN

         2. The Proxyholder, in his discretion, is authorized to vote on such other business as may properly come before the meeting.




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         When properly completed, this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the approval of the Plan of Reorganization.

                    (Each person whose name is on the Company Common Stock certificate should sign below in the same manner in which such person's name appears. If signing as a fiduciary, give title.)


                                                  _____________________________
                                                  Signature



                                                  _____________________________
                                                  Printed Name




                                                  Dated: ______________________
                                                         Please date, sign, and
                                                         return promptly